PROXY

LCA-VISION INC.

7840 Montgomery Road

Cincinnati, OH  45236

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Stephen N. Joffe and Alan H. Buckey, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned, all shares of stock of LCA-Vision Inc. which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Company scheduled to be held May 13, 2002 at 10:00 a.m. at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202 or at any adjournment or recess thereof.

Please mark X in the appropriate box.  The Board of Directors recommends a FOR vote on each proposal.

1.  ELECTION OF DIRECTORS

□  FOR all nominees listed below

□  WITHHOLD AUTHORITY

   (except as marked to the contrary below)

STEPHEN N. JOFFE, WILLIAM O. COLEMAN, JOHN H. GUTFRUEND and JOHN C. HASSAN

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided below)

2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued from other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If  no direction is made, this proxy will be voted FOR the election of Directors.

ALL FORMER PROXIES ARE HEREBY REVOKED.

NUMBER OF SHARES _______________

______________________________________________

(Signature of Stockholder)

______________________________________________

(Signature of Stockholder)

(Please sign exactly as your name appears hereon.

All joint owners should sign.  When signing in a

fiduciary capacity or as a corporate officer,

Please give your full title as such)

Dated:  _____________________, 2002